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                                                                       Exhibit 5



                                Debevoise & Plimpton
                                  875 Third Avenue
                              New York, New York 10022

                                                                February 2, 1994


AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport,
Texas  75261-9616

                                AMR Corporation
                      Registration Statement on Form S-3
                           (filed February 2, 1994)
                      ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to AMR Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement (filed February 2, 1994) on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the proposed issuance from time to time of (a) debt securities ("Debt Securities") in one or more series in an aggregate principal amount of not more than $500,000,000 (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $500,000,000 to the Company) under an Indenture, dated as of March 1, 1992 (the "Indenture"), from the Company to Morgan Guaranty Trust Company of New York, as Trustee, and (b) warrants ("Warrants") for the purchase of Debt Securities under one or more Warrant Agreements to be executed substantially in the form of Exhibit 4(b) or 4(d) to the Registration Statement (each, a "Warrant Agreement").

          In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
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AMR Corporation                        2                        February 2,1994



          Based on the foregoing, we are of the following opinion:

               1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

               2. When (a) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to such Debt Securities and the Indenture and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

               3. When (a) the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and (c) such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to such Warrants and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or
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AMR Corporation                        3                        February 2,1994



          similar laws affecting the rights of creditors generally and by general principles of equity.

               Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                Very truly yours,

                                               /s/ Debevoise & Plimpton
                                               ------------------------
                                               Debevoise & Plimpton